FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2010

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois Address of principal executive offices)		60602 (Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Item 8.01 of this Form 8-K is incorporated by reference in this Item 2.04.

Item 8.01                Other Events.

On November 26, 2010 Telephone and Data Systems, Inc. (“TDS”), called for redemption a portion of the outstanding 7.6% Series A Notes due 2041, CUSIP No. 879433878 (the “7.6% Notes”), of TDS.  TDS will redeem $217,500,000 aggregate principal amount of the outstanding $500,000,000 aggregate principal amount of such notes. The redemption price of the 7.6% Notes is 100% of the outstanding aggregate principal amount, plus accrued and unpaid interest thereon until the redemption date.  The redemption date will be December 27, 2010.  The 7.6% Notes are listed on the New York Stock Exchange (“NYSE”) under the symbol “TDA.”

The 7.6% Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture dated November 1, 2001 (“Indenture”) between U.S. Cellular and The Bank of New York Mellon Trust Company, N.A., f/k/a The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company, as Trustee (“Trustee”), and the First Supplemental Indenture dated as of November 28, 2001, as supplemented by the Second Supplemental Indenture dated May 31, 2002, between TDS and Trustee (collectively, the “Supplemental Indenture”).   The terms of the 7.6% Notes, Indenture and the Supplemental Indenture are set forth in TDS’s Prospectus Supplement dated November 28, 2001 that was filed with the Securities and Exchange Commission (“SEC”) under SEC Rule 424(b)(5) on November 29, 2001 and are incorporated by reference herein.  After the redemption of such $217,500,000 in aggregate principal amount, $282,500,000 in aggregate principal amount of the 7.6% Notes will remain outstanding and will continue to be traded on the NYSE under the symbol “TDA.”  TDS did not and will not incur any early termination penalties or incur any other material obligations in connection with the redemption of the 7.6% Notes.

The redemption will be financed with the net proceeds from the issuance of $225,000,000 in aggregate principal amount of TDS’ 6.875% Senior Notes due 2059 that were issued as of November 23, 2010.  TDS anticipates that the aggregate redemption cash payment, including accrued interest, will be approximately $222 million.

A copy of the Notice of Partial Redemption dated November 26, 2010 relating to redemption of 7.6% Notes is incorporated by reference herein as Exhibit 99.1.

On November 26, 2010, TDS issued a press release discussing the foregoing, which is incorporated by reference herein as Exhibit 99.2.

Item 9.01.               Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc. (Registrant)

Date:	November 30, 2010

By:	/s/ Douglas D. Shuma
Douglas D. Shuma Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Partial Redemption dated November 26, 2010 relating to redemption of 7.6% Notes

99.2	Press Release dated November 26, 2010 relating to redemption of 7.6% Notes

99.3	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement